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                                                                       Exhibit 5

                               September 24, 2002

First Reliance Bancshares, Inc.
2170 W. Palmetto Street
Florence, SC 29501

         Re: Registration Statement on Form SB-2

Gentlemen:

         We have acted as counsel to First Reliance Bancshares, Inc. (the "Company") in the preparation of a registration statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission covering a total of 1,250,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), that may be issued pursuant to an offering conducted by the Company.

         In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that the Common Stock, when issued and delivered against payment in full in accordance with the terms of the offering, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the reference to our firm in the Registration Statement under the heading "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. By giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations promulgated thereunder.

                                   Very truly yours,

                                   McNAIR LAW FIRM, P.A.


                             By: /s/ M. Craig Garner, Jr.
                                 -----------------------------------
                                 A Member of the Firm